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                                 Exhibit 9(iii)

                         SHAREHOLDER SERVICES AGREEMENT

         AGREEMENT made as of the 1st day of March, 1997, by and between DG Investor Series (the "Fund"), a Massachusetts business trust, having its principal office and place of business at Federated Investors Tower, Pittsburgh, PA 15222-3779, with respect to certain classes of shares of portfolios of the Fund (individually, a "class" and collectively, "classes") set forth in exhibits hereto and Federated Administrative Services, a Delaware business trust, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 ("FAS").

         1. The Fund hereby appoints FAS to render or cause to be rendered personal services to shareholders of the classes and/or the maintenance of accounts of shareholders of the classes ("Services"). In addition to providing Services directly to shareholders of the classes, FAS is hereby appointed the Fund's agent to select, negotiate and subcontract for the performance of Services. FAS hereby accepts such appointments. FAS agrees to provide or cause to be provided Services which, in its best judgment (subject to supervision and control of the Fund's Board of Trustees), are necessary or desirable for shareholders of the classes. FAS further agrees to provide the Fund, upon request, a written description of the Services which FAS is providing hereunder.

         2. During the term of this Agreement, the Fund will pay FAS and FAS agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, up to 0.15% of 1% of average net assets of each class.

         For the payment period in which this Agreement becomes effective or terminates with respect to any class, there shall be an appropriate proration of the monthly fee on the basis of the number of days that this Agreement is in effect with respect to such class during the month. To enable the Fund to comply with an applicable exemptive order, FAS represents that the fees received pursuant to this Agreement will be disclosed to and authorized by any person or entity receiving Services, and will not result in an excessive fee to FAS.

         3. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year only if the form of this Agreement is approved at least annually by the Board of the Fund, including a majority of the members of the Board of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Independent Board Members") cast in person at a meeting called for that purpose.

         4. Notwithstanding paragraph 3, this Agreement may be terminated as follows:

                  (a) at any time,  without the payment of any  penalty,  by the vote of a majority of the Independent Board Members of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on sixty (60) days' written notice to the parties to this Agreement;

                  (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

                  (c) by any party to the Agreement  without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

         5. FAS agrees to obtain any taxpayer identification number certification from each shareholder of the class to which it provides Services that is required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide the Fund or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

         6. FAS shall not be liable for any error of judgment or mistake of law or for any loss suffered by any class in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. FAS shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, trustee, partner, employee or agent of FAS, who may be or become a member of the Fund's Board, officer, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the duties of FAS hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, trustee, partner, employee or agent or one under the control or direction of FAS even though paid by FAS.

         This Section 6 shall survive termination of this Agreement.

         7. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         8. FAS is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in any case to the Fund and its assets and that FAS shall not seek satisfaction of any such obligations from the shareholders of the Fund, the Trustees, Officers, Employees or Agents of the Fund, or any of them.

         9. The execution and delivery of this Agreement have been authorized by the Trustees of FAS and signed by an authorized officer of FAS, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of FAS, but bind only the trust property of FAS as provided in the Declaration of Trust of FAS.

     10. Notices of any kind to be given hereunder shall be in writing (including facsimile communication) and shall be duly given if delivered to the Fund at the following address: Federated Investors Tower, Pittsburgh, PA 15222-3779, Attention: President and if delivered to FAS at Federated Investors Tower, Pittsburgh, PA 15222-3779, Attention: President.

         11. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Sections 3 and 4, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Pennsylvania law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

         12. This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.


         13. This Agreement shall not be assigned by any party without the prior written consent of FAS in the case of assignment by any Fund, or of the Funds in the case of assignment by FAS, except that any party may assign to a successor all of or a substantial portion of its business to a party controlling, controlled by, or under common control with such party. Nothing in this Section 14 shall prevent FAS from delegating its responsibilities to another entity to the extent provided herein.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                               DG Investor Series



                                               By:   /s/ Charles L. Davis, Jr.
                                               Title:   Vice President




Attest:   /s/ C. Grant Anderson
Title:      Assistant Secretary



                        Federated Administrative Services



                                                     By:   /s/ Thomas J. Ward
                            Title: Sr. Vice President


Attest:   /s/ S. Elliott Cohan
Title:      Assistant Secretary

                                    EXHIBIT A
                                     to the
                         Shareholder Services Agreement

                               DG Investor Series

                                 DG Equity Fund


         This Shareholder Services Agreement is adopted by DG Investor Series with respect to the class(es) of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .15 of 1% of the average aggregate net asset value of the DG Equity Fund held during the month.

         Witness the due execution hereof this 1st day of March, 1997.


                                                     DG Investor Series


                                                 By:   /s/ Charles L. Davis, Jr.
                                                     Title:   Vice President

                                    EXHIBIT B
                                     to the
                         Shareholder Services Agreement

                               DG Investor Series

                            DG Government Income Fund


         This Shareholder Services Agreement is adopted by DG Investor Series with respect to the class(es) of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .15 of 1% of the average aggregate net asset value of the DG Government Income Fund held during the month.

         Witness the due execution hereof this 1st day of March, 1997.


                                                     DG Investor Series


                                                 By:   /s/ Charles L. Davis, Jr.
                                                  Title:   Vice President

                                    EXHIBIT C
                                     to the
                         Shareholder Services Agreement

                               DG Investor Series

                      DG Limited Term Govenment Income Fund


         This Shareholder Services Agreement is adopted by DG Investor Series with respect to the class(es) of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .15 of 1% of the average aggregate net asset value of the DG Limited Term Government Income Fund held during the month.

         Witness the due execution hereof this 1st day of March, 1997.


                                           DG Investor Series


                                           By:   /s/ Charles L. Davis, Jr.
                                           Title:   Vice President

                                    EXHIBIT D
                                     to the
                         Shareholder Services Agreement

                               DG Investor Series

                      DG U.S. Government Money Market Fund


         This Shareholder Services Agreement is adopted by DG Investor Series with respect to the class(es) of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .15 of 1% of the average aggregate net asset value of the DG U.S. Government Money Market Fund held during the month.

         Witness the due execution hereof this 1st day of March, 1997.


                                          DG Investor Series


                                          By:   /s/ Charles L. Davis, Jr.
                                          Title:   Vice President

                                    EXHIBIT E
                                     to the
                         Shareholder Services Agreement

                               DG Investor Series

                            DG Municipal Income Fund


         This Shareholder Services Agreement is adopted by DG Investor Series with respect to the class(es) of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .15 of 1% of the average aggregate net asset value of the DG Municipal Income Fund held during the month.

         Witness the due execution hereof this 1st day of March, 1997.


                                            DG Investor Series


                                            By:   /s/ Charles L. Davis, Jr.
                                            Title:   Vice President

                                    EXHIBIT F
                                     to the
                         Shareholder Services Agreement

                               DG Investor Series

                           DG Prime Money Market Fund


         This Shareholder Services Agreement is adopted by DG Investor Series with respect to the class(es) of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .15 of 1% of the average aggregate net asset value of the DG Prime Money Market Fund held during the month.

         Witness the due execution hereof this 1st day of March, 1997.


                                          DG Investor Series


                                          By:   /s/ Charles L. Davis, Jr.
                                          Title:   Vice President

                                    EXHIBIT G
                                     to the
                         Shareholder Services Agreement

                               DG Investor Series

                          DG International Equity Fund


         This Shareholder Services Agreement is adopted by DG Investor Series with respect to the class(es) of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .15 of 1% of the average aggregate net asset value of the DG International Equity Fund held during the month.

         Witness the due execution hereof this 1st day of March, 1997.


                                          DG Investor Series


                                          By:   /s/ Charles L. Davis, Jr.
                                          Title:   Vice President

                                    EXHIBIT H
                                     to the
                         Shareholder Services Agreement

                               DG Investor Series

                                 DG Mid Cap Fund


         This Shareholder Services Agreement is adopted by DG Investor Series with respect to the class(es) of the Trust set forth above.

         In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .15 of 1% of the average aggregate net asset value of the DG Mid Cap Fund held during the month.

         Witness the due execution hereof this 1st day of June, 1997.


                                                     DG Investor Series


                           By: /s/ Edward C. Gonzales
                                                     Title:  President